Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Immix Biopharma, Inc. of our report dated March 28, 2022, relating to the consolidated financial statements of Immix Biopharma, Inc. and subsidiary for the year ended December 31, 2021, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KMJ Corbin & Company LLP

Irvine, California

May 27, 2022